UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 27, 2007

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On July 27, 2007, Jones Apparel Group, Inc. (the "Company") entered into (1) a Letter Amendment and Waiver (the "2004 Facility Amendment") with certain financial institutions and other parties thereto as lenders, which amends the Amended and Restated Five-Year Credit Agreement dated as of June 15, 2004 (the "2004 Credit Agreement") among the Company and certain of its subsidiaries (collectively, the "Credit Parties"), the lenders party thereto and Wachovia Bank, National Association, as Administrative Agent; and (2) a Letter Amendment and Waiver (the "2005 Facility Amendment") with certain financial institutions and other parties thereto as lenders, which amends the Amended and Restated Five-Year Credit Agreement dated as of May 16, 2005 (the "2005 Credit Agreement") among the Credit Parties, the lenders party thereto and the Administrative Agent.

The 2004 Credit Agreement and the 2005 Credit Agreement have been previously filed and are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as amended (File No. 1-10746).

The 2004 Facility Amendment and the 2005 Facility Amendment:

  permanently reduce the minimum Consolidated Net Worth requirement of $1,750,000,000 by the amount of net cash proceeds from the sale of the Company's subsidiary, Barneys New York, Inc. (the "Barneys Sale"), used to repurchase the Company's outstanding common stock within six months after the consummation of the Barneys Sale;

  exclude the Barneys Sale from the restrictions on sales or transfers of assets by the Credit Parties; and

  waive the Credit Parties' failure, as of the end of the fiscal quarter ended July 7, 2007, to meet the minimum Interest Coverage Ratio of 2.75 to 1.0, provided that the Interest Coverage Ratio as of the end of such fiscal quarter is not less than 2.50 to 1.0. The foregoing description of the two amendments is hereby qualified in its entirety by reference to the full text of the amendments, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition.

On August 1, 2007, Jones Apparel Group, Inc. issued a press release reporting its results of operations for the fiscal quarter ended July 7, 2007.

A copy of the press release is attached as Exhibit 99.1 to this report.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release attached as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement the Company's consolidated financial statements presented in accordance with GAAP, it is presenting non-GAAP information regarding severance and other expenses related to the strategic operating initiatives, expenses related to the settlement of litigation concerning certain licensing agreements, the loss on the sale of the Polo Jeans Company business, restructuring costs and certain other items.

These non-GAAP measures are provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP numbers provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures of adjusted net income and adjusted diluted earnings per share included in the attached press release have been reconciled to the equivalent GAAP measure.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Amendment and Waiver dated July 27, 2007, by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent.
10.2

Letter Amendment and Waiver dated July 27, 2007, by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release of the Registrant dated August 1, 2007.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ John T. McClain John T. McClain Chief Financial Officer

 Date: August 1, 2007

Exhibit Index

Exhibit No.	Description
10.1	Letter Amendment and Waiver dated July 27, 2007, by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent.
10.2

Letter Amendment and Waiver dated July 27, 2007, by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent.

99.1	Press Release of the Registrant dated August 1, 2007.

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